INDEX TO FINANCIAL STATEMENTS


                                                                        PAGE NO.
                                                                        --------
Atlantic International Capital, Ltd.:

      Independent Auditors' Report                                          F-1

      Balance Sheets as of December 31, 1995
           (audited) and June 30, 1996 (unaudited)                          F-2

      Statements of Income for the year ended
           December 31, 1995 (audited) and the six
           months ended June 30, 1995 and 1996 (unaudited)                  F-3

      Statements of Changes in Stockholders' Equity
           for the year ended December 31, 1995 (audited)
           and the six months ended June 30, 1996 (unaudited)               F-4

      Statements of Cash Flows for the year ended
           December 31, 1995 (audited) and the six months
           ended June 30, 1995 and 1996 (unaudited)                         F-5

      Notes to Financial Statements                                         F-6


Pro Forma Financial Statements:

      Unaudited Pro Forma Condensed Combined
           Balance Sheet as of June 30, 1996                                F-11

      Unaudited Pro Forma  Condensed  Combined
           Statement of Income for the year
           ended December 31, 1995 and the six
           months ended June 30, 1996                                       F-12

      Notes to Unaudited Pro Forma Condensed
           Combined Financial Statements                                    F-13

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Atlantic International Capital, Ltd.


                  We have audited the accompanying balance sheet of Atlantic International Capital, Ltd. as of December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlantic International Capital, Ltd. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                       /s/ KAUFMAN, ROSSIN & CO.

                                                       KAUFMAN, ROSSIN & CO.

May 13, 1996
Miami, Florida

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                                 Balance Sheets


                                                               DECEMBER 31,   JUNE 30,
                                                                  1995          1996
                                                               -----------   ----------
                                                                             (UNAUDITED)
                                       Assets
Current assets:
    Cash                                                         $ 200,677   $ 210,189
    Accounts receivable                                             13,250      48,500
    Due from related parties - Note 5                               11,096      42,096
    Prepaid expenses and other receivables                          25,092      13,998
                                                                 ---------   ---------

                    Total current assets                           250,115     314,783

Property assets - at cost, less accumulated
    depreciation and amortization of $285
    and $5,079 - Notes 1 and 2                                       1,138      46,088

Other assets:
    Investments - Note 3                                            10,625       1,621
    Deferred license fee - Note 4                                     --        10,000
    Miscellaneous                                                     --         1,000
                                                                 ---------   ---------
                    Total other assets                              10,625      12,621
                                                                 ---------   ---------

                    Total assets                                 $ 261,878   $ 373,492
                                                                 =========   =========



Current liabilities:
    Accounts payable and accrued expenses                        $  12,449   $  18,049
    Income taxes payable - Note 6                                   90,500      91,900
    Loan payable - stockholders                                       --        38,303
                                                                 ---------   ---------
                    Total current liabilities                      102,949     148,252

Commitments - Note 7                                                  --          --

Stockholders' equity:
    Common stock - par value $1
        authorized - 100 shares; issued and
        outstanding - 90 shares and 100 shares                          90         100
    Additional paid-in capital                                        --        27,491
    Retained earnings                                              158,839     229,137
                                                                 ---------   ---------
                                                                   158,929     256,728
    Subscriptions receivable                                          --       (31,488)
                                                                 ---------   ---------
                    Total stockholders' equity                     158,929     225,240
                                                                 ---------   ---------

                    Total liabilities and stockholders' equity   $ 261,878   $ 373,492
                                                                 =========   =========


                       See notes to financial statements.

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                              Statements of Income


                                               FOR THE
                                             YEAR ENDED     FOR THE SIX MONTHS
                                             DECEMBER 31,     ENDED JUNE 30,
                                                           ---------------------
                                                1995         1995         1996
                                              --------     --------     --------
                                                          (UNAUDITED)(UNAUDITED)

Consulting fee income                         $702,307     $177,356     $316,306
                                              --------     --------     --------

Costs and expenses:
    Consulting fees                            103,884       20,500       10,236
    Management fees - affiliate - Note 5       245,800       75,800         --
    General and administrative                 103,284       23,909      222,622
                                              --------     --------     --------

                    Total operating expenses   452,968      120,209      232,858
                                              --------     --------     --------

Operating income                               249,339       57,147       83,448

Other income - gain on sale of
    investment securities - Note 3                --           --         10,250
                                              --------     --------     --------

Income before provision for income taxes       249,339       57,147       93,698
Provision for income taxes - Note 6             90,500       11,438       23,400
                                              --------     --------     --------

Net income                                    $158,839     $ 45,709     $ 70,298
                                              ========     ========     ========


                       See notes to financial statements.

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                          COMMON STOCK                                      COST OF TREASURY SHARES
                                                          ------------          ADDITIONAL                  -----------------------
                                                    NUMBER OF                    PAID-IN      RETAINED      NUMBER OF
                                                     SHARES        AMOUNT        CAPITAL      EARNINGS       SHARES         AMOUNT
                                                    --------      --------      --------      --------      --------       --------
Balances, January 1, 1995                               --        $   --        $   --        $   --        $   --         $   --

Sale of common shares                                     90            90          --            --            --             --

Net income                                              --            --            --         158,839          --             --
                                                    --------      --------      --------      --------      --------       --------

Balances, December 31, 1995                               90            90          --         158,839          --             --

Purchase of treasury shares                             --            --            --            --               3          8,250

Sale of common shares                                     10            10        27,491          --              (3)        (8,250)

Net income                                              --            --            --          70,298          --             --
                                                    --------      --------      --------      --------      --------       --------

Balances, June 30, 1996 (Unaudited)                      100      $    100      $ 27,491      $229,137      $   --         $   --
                                                    ========      ========      ========      ========      ========       ========


                       SEE NOTES TO FINANCIAL STATEMENTS.

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                            Statements of Cash Flows


                                                            FOR THE       FOR THE SIX MONTHS
                                                          YEAR ENDED         ENDED JUNE 30,
                                                          DECEMBER 31, ----------------------
                                                             1995         1995         1996
                                                          ---------    ---------    ---------
                                                                       (UNAUDITED)  (UNAUDITED)
Operating activities:
    Net income                                            $ 158,839    $  45,709    $  70,298
    Adjustments to reconcile net income
        to net cash provided by (used in)
        operating activities:
            Depreciation and amortization                       285          143        4,794
            Consulting fees received in the form
                 of investment securities                   (10,625)        --         (1,246)
            Gain on sale of investments                        --           --        (10,250)
        Change in operating assets and liabilities:
            (Increase) decrease in assets:
                 Accounts receivable                        (13,250)     (10,000)     (35,250)
                 Due from related parties                   (11,096)        --        (31,000)
                 Prepaid expenses and other receivables     (25,092)        --         11,094
                 Deferred license fee                          --           --        (10,000)
                 Miscellaneous                                 --           --         (1,000)
            Increase (decrease) in liabilities:
                 Accounts payable and accrued expenses       12,449           23        5,600
                 Income taxes payable                        90,500       11,438        1,400
                 Loan payable - stockholder                    --           --         38,303
                                                          ---------    ---------    ---------
        Net cash provided by operating activities           202,010       47,313       42,743
                                                          ---------    ---------    ---------

Investing activities:
    Proceeds from sale of investments                          --           --         20,500
    Additions to property assets                             (1,423)      (1,423)     (49,744)
                                                          ---------    ---------    ---------
        Net cash used in investing activities                (1,423)      (1,423)     (29,244)
                                                          ---------    ---------    ---------

Financing activities:
    Proceeds from sale of common shares                          90           90        4,263
    Purchase of treasury shares                                --           --         (8,250)
                                                          ---------    ---------    ---------
        Net cash provided by (used in)
            financing activities                                 90           90       (3,987)
                                                          ---------    ---------    ---------

Net increase in cash                                        200,677       45,980        9,512
Cash, beginning of period                                      --           --        200,677
                                                          ---------    ---------    ---------
Cash, end of period                                       $ 200,677    $  45,980    $ 210,189
                                                          =========    =========    =========

Supplemental cash flows information:
    Cash paid for interest                                $    --      $    --      $    --
                                                          =========    =========    =========
    Cash paid for taxes                                   $    --      $    --      $  22,000
                                                          =========    =========    =========

Noncash financing activity:
    Subscriptions receivable to common stock                                        $  31,488
                                                                                    =========


                       SEE NOTES TO FINANCIAL STATEMENTS.

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                          Notes to Financial Statements
             (Information relating to the financial statements as of
                   June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)



Note 1 - SIGNIFICANT ACCOUNTING POLICIES

                  ORGANIZATION AND NATURE OF OPERATIONS

                  Atlantic International Capital, Ltd. (the "Company") was incorporated in July, 1994, under the laws of the State of Delaware, and commenced operations in January, 1995. Its business activities have included international investment banking and providing advisory services related to corporate structure and fund raising.

                  PROPERTY ASSETS

                  Property assets are depreciated by the straight-line method at rates calculated to amortize cost over the respective estimated useful lives which range from 5 to 7 years for furniture, fixtures, and office equipment and 5 years for computer equipment and software. Improvements to leased premises are amortized over the lesser of the term of the lease or the estimated useful life.

                  Expenditures which extend useful lives are capitalized while the cost of incidental repairs and maintenance are charged to operations as incurred.

                  CONCENTRATION OF CREDIT RISK

                  From time-to-time, the Company maintains cash deposits at financial institution in excess of federally insured limits. The Company has not experienced any losses on its account.

                  USE OF ESTIMATES

                  The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the periods presented. Actual results could differ from those estimates.

                  FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying amount of cash, accounts receivable and payable, accrued expenses, and other current assets and current liabilities approximates fair value because of the short maturity of those instruments.

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                    Notes to Financial Statements (Continued)
             (Information relating to the financial statements as of
                   June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)



Note 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

                  UNAUDITED INTERIM FINANCIAL STATEMENTS

                  The accompanying unaudited interim financial statements include all adjustments (consisting only of those of a normal recurring nature) necessary for a fair statement of the results for the interim periods. The results of operations and cash flows for the six month period ended June 30, 1996 are not necessarily indicative of the results of operations or cash flows to be reported for the full year ending December 31, 1996.

                  MAJOR CUSTOMERS

                  Consulting fees derived from major customers are tabulated as follows:

                                  YEAR ENDED         SIX MONTHS ENDED
                                  DECEMBER 31,           JUNE 30,
                                                   ---------------------
                                      1995           1995          1996
                                  -----------      --------       ------
                                                  (UNAUDITED)   (UNAUDITED)

                  Customer A           30%                12%        -
                  Customer B           29%                70%        -
                  Customer C           25%                -          25%
                  Customer D           -                  -          15%
                  Customer E           -                  -          13%


Note 2 - PROPERTY ASSETS

                  Property assets are summarized as follows:

                                                     DECEMBER 31,      JUNE 30,
                                                         1995            1996
                                                     -----------      ----------
                                                                     (UNAUDITED)

                  Furniture, fixtures and
                    office equipment                   $ 1,423         $ 3,746
                  Computer equipment and software          -            38,467
                  Leasehold improvements                   -             8,954
                                                       -------         -------
                                                         1,423          51,167
                  Accumulated depreciation
                    and amortization                       285           5,079
                                                       -------         -------
                                                       $ 1,138         $46,088
                                                       =======         =======

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                    Notes to Financial Statements (Continued)
             (Information relating to the financial statements as of
                   June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)


Note 3 - INVESTMENTS

                  Investments consist of securities received as payment for consulting services rendered by the Company. Included herein at December 31, 1995 are 212,500 shares received from a major customer (Note 1), which have been valued at an aggregate $10,625, representing their fair value at the time such services were rendered, as determined by the Company's Board of Directors. These securities are not considered marketable because they are subject to certain restrictions on sale or transfer through September 15, 1997. During the six
months  ended  June  30,   1996,   the  Company  sold  205,000  such  shares  in
nonrestricted transactions, reducing its holdings at June 30, 1996 to 7,500 shares with an aggregate value of $375, and realized gains amounting to $10,250.


Note 4 - DEFERRED LICENSE FEE

                  On May 30, 1996, the Company executed a letter of intent to enter into a license agreement and related sublease with a gaming casino located in Aruba. The license agreement will permit the Company to operate and perform keno, bingo, and sports book wagering through the internet. The license fee amounts to $430,000, of which the Company has paid $10,000 as a nonrefundable deposit. The balance of the fee is subject to the casino obtaining approval for the gaming from the government of Aruba.

                  The Company will also sublease a gaming area from the casino for a period of five years, with a five year renewal option. Monthly rentals will be equal to the greater of 4% of defined "net winnings" or $7,500. The casino has agreed to waive monthly rental payments for a period of thirty-six months or until the Company achieves net winnings of $10 million, whichever occurs first.


Note 5 - RELATED PARTY TRANSACTIONS

                  In January, 1995, the Company entered into a one-year management agreement with a company which is deemed to be an affiliate because of identical stockholder interests. Under the agreement, the Company paid monthly management fees aggregating $245,800 for the year ended December 31, 1995, representing operating expenses including rent, salaries, and other general and administrative costs. The agreement expired on December 31, 1995, at which date $10,000 was due from the affiliate.

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                    Notes to Financial Statements (Continued)
             (Information relating to the financial statements as of
                   June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)



Note 5 - RELATED PARTY TRANSACTIONS (Continued)

                  Additionally, the Company advanced $31,000 to the affiliated company during the six months ended June 30, 1996, increasing the balance receivable to $41,000 at such date. The advances are noninterest bearing, and due on demand.

                  See Note 7 for information as to a sublease rental agreement with the affiliated company.


Note 6 - INCOME TAXES

                  The  Company is a member of a  controlled  group as defined by
Section 1562 A(2) of the Internal Revenue Code. The full benefit of graduated corporate income tax rates has been allocated to the Company by the affiliated company. The provision for income taxes is summarized as follows:


                                          Year Ended       Six Months Ended
                                          December 31,         JUNE 30,
                                                        ---------------------
                                            1995          1995          1996
                                           -------      -------       -------
                                                      (Unaudited)   (Unaudited)
                  Currently payable:
                    Federal                $76,800      $ 8,570       $18,500
                    State                   13,700        2,868         4,900
                                           -------      -------       -------

                                           $90,500      $11,438       $23,400
                                           =======      =======       =======


Note 7 - COMMITMENTS

            The Company subleases its general offices from an affiliated company on a month-to-month basis at a minimum rental of $3,776 per month. The underlying lease expires in October, 1997. In addition, the Company has entered into a lease for contiguous office space at a monthly rental of $698 for the period from August, 1996 through April, 1997.

            Rent expense for the six months ended June 30, 1996, all of which was paid to the affiliated company, amounted to $32,263.

                      ATLANTIC INTERNATIONAL CAPITAL, LTD.
                    Notes to Financial Statements (Continued)
             (Information relating to the financial statements as of
                   June 30, 1996 and for the six months ended
                      June 30, 1995 and 1996 is unaudited)


Note 8 - SUBSEQUENT EVENT

                  On July 16, 1996, the Company entered into an Exchange of Stock and Plan of Reorganization with CEEE Group Corporation, a publicly-held company whose shares are traded in the over-the-counter market. CEEE had no assets and only nominal current liabilities as of June 30, 1996. It conducted only limited operations prior to 1984, and has been substantially inactive since that time. CEEE considers itself to be a development stage company as defined in SFAS No. 7.

                  Under the exchange agreement, the Company's stockholders will exchange all outstanding common shares for an aggregate 25,183,759 CEEE common shares, par value $.001, of which 7,000,000 shares are immediately issuable and the balance of 18,183,759 shares are to be issued upon completion of a recapitalization increasing CEEE's authorized capital to 110 million shares, of which an aggregate 26,683,792 shares will be outstanding.
Thereafter, CEEE will effect a reverse stock split whereby one new share will be issued for each 3 shares previously outstanding.

                  The combination will be accounted for as a reverse acquisition, and the combined entity will operate under the name Atlantic International Entertainment, Ltd. After giving effect to the exchange of common shares, the 1 for 3 reverse stock split, and the tax savings which would have resulted from the utilization of its net operating loss carryforward by CEEE if the combination had been continuously effective from January 1, 1995, unaudited pro forma combined results of operations are summarized as follows:

                                                           Six Months Ended
                                        Year Ended             JUNE 30,
                                        December 31,   -------------------------
                                            1995          1995           1996
                                        ----------     ----------     ----------

Consulting revenues                     $  702,307     $  177,356     $  316,306
                                        ==========     ==========     ==========

Net income                              $  154,489     $   41,359     $   66,531
                                        ==========     ==========     ==========

Net income per common share             $      .02     $      .01     $      .01
                                        ==========     ==========     ==========

Weighted average number of
  common shares outstanding              8,055,139      8,055,139      8,306,976
                                        ==========     ==========     ==========